Exhibit (q)(13)

                                POWER OF ATTORNEY

     The undersigned officer of Tax-Managed Small-Cap Value Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney to sign for me, in my name in the capacity indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature                       Title                           Date
---------                       -----                           ----

/s/ Michelle A. Alexander       Treasurer and Principal         December 4, 2002
----------------------------    Financial and Accounting
Michelle A. Alexander           Officer